UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  April 30, 2012

(Date of earliest event reported)

THE STANDARD REGISTER COMPANY

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-1097 (Commission File No.)	31-0455440 (IRS Employer Identification Number)

600 Albany Street, Dayton, Ohio	45417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 221-1000

N/A

(Former name or former address, if changed since last report)

Item 5.07     Submission of Matters to a Vote of Security Holders

The Company’s Annual Meeting of Shareholders was held on April 26, 2012.  At the meeting, the following four items were voted on by the Company’s shareholders:

ISSUE ONE:  DIRECTOR NOMINEE ELECTION RESULTS

The number of directors was set at eight and the following persons were elected to the Company’s Board of Directors to hold office for the ensuing year:

NOMINEE	IN FAVOR	AGAINST	WITHHELD
David P. Bailis	40,331,755	483,281	7,584,315
Roy W. Begley, Jr.	39,677,369	1,137,667	7,584,315
F. David Clarke, III	40,283,654	531,382	7,584,315
Julie D. Klapstein	40,212,458	602,578	7,584,315
R. Eric McCarthey	40,401,344	413,692	7,584,315
Joseph P. Morgan, Jr.	40,259,728	555,308	7,584,315
John J. Schiff, Jr.	40,380,837	434,199	7,584,315
John Q. Sherman, II	39,558,238	1,256,798	7,584,315

In addition to the votes reported above, there were 5,152,700 broker non-votes on the proposal for the election of directors.

ISSUE TWO:  RATIFY THE APPOINTMENT OF BATTELLE & BATTELLE LLP AS INDEPENDENT AUDITORS FOR 2012

IN FAVOR	AGAINST	ABSTAINED	BROKER NON-VOTES
45,678,951	211,090	77,695	0

ISSUE THREE:  ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

IN FAVOR	AGAINST	ABSTAINED	BROKER NON-VOTES
40,307,758	411,882	95,396	5,152,700

ISSUE FOUR:  ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

1 YEAR	2 YEARS	AGAINST	ABSTAINED	BROKER NON-VOTES
40,081,589	46,358	569,569	117,520	5,152,700

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT	THE STANDARD REGISTER COMPANY

Date: April 30, 2012	By: /s/Gerard D. Sowar
Gerard D. Sowar, Vice President, General Counsel and Secretary